UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): May 27, 2009

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	------------- (Commission File Number)	83-0500896 (IRS Employer Identification No.)

Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 360 717 3641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06	Change in Shell Company Status.

The Company ceased being a "shell" company as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the Company has increased its operational activities by entering into a distribution agreement and commencing commercial sales activities.

DESCRIPTION OF BUSINESS

Organizational History

Asiarim Corporation, a Nevada corporation, was formed on June 15, 2007. We have generated revenues of $69,243 from inception to March 31, 2009. We were originally formed to be a business consulting firm with a mission to provide business consulting services (i.e. strategic business planning and management consulting, etc.) to small domestic companies as well as to assist "small to medium" sized companies in the Asia Pacific Region, particularly in China, to establish a business presence in the United States. The Company also provides a range of electronic document conversion (EDGARizing) service for companies and individuals that need to file periodically with the SEC EDGAR system.

In January 2009, the Company entered into an agreement to source, manufacture, market, sale and distribute of Commodore branded products. The Company has commenced purchasing and sale of samples of Commodore products in this quarter ended March 31, 2009. The Company has commenced commercial sales operation for its consumer electronics in May 2009.

Business Overview

Business Overview - Consulting services

The financial meltdown of the global economy has put many businesses in a very conservative operational outlook for 2009-10. This has affected the overall business outlook in the management consultancy businesses in the coming year. Thus we will continue to seek businesses opportunities in a tightening market.

In summary, we have earned $69,243 in revenue from inception on June 15, 2007 (inception) to March 31, 2009 from the consulting business. Our business methods in the consultancy services are as set out below:

Our target market for companies located in North America is small to medium sized companies. We will not concentrate on any particular industry or limit ourselves to any geographic area. If necessary, we will team up with other consultants if an engagement requires knowledge or resources that we do not have.

We will work with these companies in several areas:

*	Establish or modify a basic business plan;
*	Assist in developing a basic accounting system;
*	Develop a cost effective strategy to accomplish operating requirements;
*	Develop effective arrangements with vendors/subcontractors;
*	Assist in establishing a Web site and effective use of the Internet; and
*	Plan an advertising campaign.

In the Asia Pacific Region, our emphasis will be to assist these clients to establish an effective business presence in the United States so that they will be in a position to avail themselves of consumer and financial markets. In most cases, we are and will be a part of a team of independent contractors which, in total, can provide a wide range of services and knowledge to these clients. The team includes multiple nationals from their native countries to develop variety languages and social comfort to the clients.

Our portion of the work will generally be helping clients clearly identify the goals that they want to achieve, assist them in establishing a budget to accomplish the identified tasks and then identify a team of experts to assist in the project. Throughout the project, we coordinate the efforts of team members, many of which we have identified and recommended to the clients, and to keep all parties involved aware of the project's status. Our fees are earned by functioning in a team coordinator/leader role on these engagements in a manner similar to a general contractor.

Business Overview - Edgar Filing Service

Asiarim also provides US Securities and Exchange Commission (SEC) EDGAR document conversion (EDGARizing) service for companies and individuals that are required to submit periodical filings with the SEC EDGAR system.

Our EDGAR Filing Service will provide complete EDGAR conversion services and is available 24 hours a day, 7 days a week. We will offer all aspects of EDGAR I and II (ASCII & HTML) conversion and filings. We will market our service by word of mouth and on our website at www.asiarim.net .

We earn our revenues in accordance with our pre-set price schedule which is posted in our website. Our pricing method is based on the usual market practice and we believe it is very competitive in the industry.

Over the next twelve months, we intend to continue our marketing efforts to promote our consulting services to small to medium sized companies in North America and in the Asia pacific Region, including assisting companies to establish a business presence in the United States. More over, we will work with and as a part of a group of other independent consultants in engagements involving our clients.

Our marketing strategy will be to promote our services and products on our website. We will first focus on finish developing our website at www.asiarim.net. Once completed, we anticipate that the website will be expanded to provide consultation information to small to medium size businesses and information on current industry and market trends and events. Our objective is to complete the development of our website by mid 2009 subject to available resources.

Business Overview - Consumer Electronics Business

On January 5, 2009 the Company entered into a joint venture agreement with CIC EUROPE HOLDING B.V., a subsidiary of Commodore International Corporation ("CIC") to form a 50/50 joint venture company named Commodore Asia Holdings Limited ("CAH") to facilitate the manufacturing and distribution of computer products under the brand name of "Commodore" for the territories of Asia and Africa. Under the terms of the joint venture agreement and exclusive trademark license agreement, CIC will contribute the exclusive license brand to Asia and Africa for a period of 5 years plus an automatic extension of a further 5 years, and the Company will contribute up to a maximum of USD7 million. CIC shall also have the right to exchange its 50% interests in the joint venture for 50% interests in the Company, subject to the joint venture company achieving certain sales conditions. The joint venture company shall be responsible for providing sourcing and development of new products for CIC and its affiliates worldwide, and the market and distribution of Commodore branded products in Asia and Africa.

History

Commodore was a pioneer in the computer industry bringing to market the Commodore C64 which was the most popular computer model of its time. Between 1982 and 1994, 17 million units of the Commodore C64 were sold

The trade name "Commodore" dates back to 1954 and is one of the oldest and most well respected name in the consumer electronics and computer industry.

Business Segment and Development

The Company has started setting up the corporate structure and the business operations and expects another 6 months to complete the process. The Company intends to 1) set up the manufacturing operations with our manufacturing partners; 2) set up the worldwide sales fulfillment process 3) open select markets in Asia and Africa; and 4) introduce new line of consumer electronic products in the Multimedia Internet Device ("MID") category.

Our business will be divided into 3 segments: Product Development and Manufacturing, Media Content and Brand Distribution in Asia and Africa.

Product Development and Manufacturing

Our initial product will be Ultra Mobile Personal Computers ("UMPC") which are low costs, scale down notebook computers for users to retrieve emails, to browse the internet, use the multi-media purposes, and to perform simple tasks. The UMPC is categorized as part of the Multimedia Internet Device ("MID"), which is a new category of devices specifically designed to connect with the internet. We expect to work with product developers and come up with a range of internet devices.

Media Content

In line with the worldwide strategy for Commodore branded products, we will roll out Asian based content from the content portal - www.commodoreworld.com . All our MIDs will be equipped with a hotkey for a one touch linkup. Our MID customers will be offered free personal virtual storage locker to keep all their digital files, including but not limited to, online entertainment files. We expect to commence activities in the Media Content by the end of 2009.

Brand Distribution in Asia and Africa

The Company will actively market the Commodore branded products in Asia and Africa. The current product line is Multimedia Internet Devices which serves well in respect of the 4,731 million internet users combined in Asia and Africa. The Company will identify local partners in each significant market to work with us to develop the brand name and image. We expect to sign up at least one regional distributor in the upcoming quarter.

Overview - Detail Description of Consumer Electronics Business

The following is a more detail description of our consumer electronics business.

The Group's consumer electronics business consists of design, source, market, sale and distribute a variety of multimedia products under the Commodore brand name. These products include:

*	Ultra Mobile Portable Computers (UMPCs); and

*	Media Center systems.

We believe we possess an advantage over our competitors due to the combination of:

*	recognition of the "COMMODORE" brand;

*	our distribution base and customer relations;

*	our sourcing expertise and vendor relations;

We intend to continue leveraging our core competencies to offer a broad variety of current and new multi-media consumer electronic products to customers. We will seek to enter into distribution agreements that take advantage of our trademarks and utilize the logistical and sourcing advantages for products that are more efficiently marketed through these agreements. We will continuously evaluate potential licenses and distribution agreements.

Our core business consists of selling, distributing, and licensing various moderately priced multi-media consumer electronic products in various categories. A substantial portion of our marketing and sales efforts are concentrated in Asia and Africa, although we also sell the sourced products to distributors in other international regions.

Products

At present, our current product and branded category is its new line of UMPC products as specified below:

UMPC Products

Commodore Kid
C Series
F Series

We intend to extend our product lines to include Media Centers, MP4 Players, and other multimedia products in the second half of 2009.

Growth Strategy

We believe growth opportunities exist through the implementation of the following:

*	new distribution channels for additional lines of UMPCs;

*	expansion into distribution channels we are not currently utilizing through new products and existing products outside of our traditional markets in Asia and Africa;

*	further development of our direct to consumer sales channel, primarily through the further development of our internet web-site;

*	higher penetration levels within our existing customers through increases in the products offered and sold;

*	development and sales of new products not presently being offered by us;

*	expansion of our existing customer base in Asia and Africa through our sales staff and outside sales representative organizations;

*	continuing to capitalize on the "COMMODORE" trademarks through outward license agreements with third parties to license the "COMMODORE" trademarks for products not currently being sold, and in geographic areas not presently being serviced; and

*	expansion through strategic mergers with and acquisitions of other businesses.

We believe that the "COMMODORE" trademark is recognized in many countries in Asia and Africa. A principal component of our growth strategy is to utilize this global recognition of our brand name and our reputation for quality and cost competitive products to aggressively promote our products in these geographic territories. We believe that we will be able to compete more effectively by combining innovative approaches to our current product line and augmenting our product line with complementary products. We intend to pursue such plans either independently or through relationships with other companies as well as license arrangements, distributorship agreements and joint ventures.

Sales and Distribution

We have an integrated system to coordinate the purchasing, sales and distribution aspects of our operations. We receive orders from our customers, via electronic data interface, facsimile, telephone or mail. We do not have long-term contracts with any of our customers, but rather receive orders on an ongoing basis. Products sourced by us, generally from the southern China, are shipped by ocean freight.

Marketing

We will market and distribute our products in Asia and Africa primarily through:

*	mass merchandisers;

*	discount retailers;

*	electronics retailers; and

*	distributors and specialty catalogers.

Design and Manufacturing

Our products are and will be manufactured by several original equipment manufacturers in accordance with our specifications. During the quarter ended March 31, 2009, all our purchases consisted of finished goods from one manufacturer located in southern China, all of which were samples for distributors in United States of America, Europe and Asia.

We have cooperation with a design team based in Shenzhen, China who is responsible for product development and works closely with the manufacturers. We work with the engineers to determine the detailed cosmetic, electronic and other features for new products, which typically incorporate commercially available electronic parts to be assembled according to our design. Accordingly, the exterior designs and operating features of the products reflect our judgment of current styles and consumer preferences. Our designs are tailored to meet the consumer preferences worldwide.

In the quarter ended March 31, 2009 all our purchases came from one major manufacturer. For the rest of 2009 and in 2010, we expect to use two or more manufacturers for the manufacture of our multi-media products.

Warranties

We offer limited warranties for our multi-media consumer electronics products. Such warranties typically consist of a one year period for UMPCs under certain conditions, under which we or the manufacturer will provide spare parts, or offer a new or similar unit in exchange for a non-performing unit.

Trademark

The Company does not own any trademarks. We license the "COMMODORE" trademarks for our Ultra Mobile Personal Computers and other multimedia consumer electronic products for Asia and Africa under an agreement entered into by the Company in January 2009.

Patents

We currently do not have any patents.

Competition

The industry is characterized by the short life cycle of products, which requires continuous design and development efforts.

We primarily compete in the medium-priced sector of the netbook and multimedia products market. Management estimates that we have several dozen competitors that are manufacturers and/or distributors, many of which are much larger and have greater financial resources than Asiarim. We compete primarily on the basis of:

*	brand recognition;

*	reliability;

*	quality;

*	price;

*	design;

*	consumer acceptance of our products; and

*	quality service and support to retailers and their customers.

We also compete at the retail level for shelf space and promotional displays, all of which have an impact on our success in established and proposed distribution channels in Asia and Africa.

Seasonality

We generally experience stronger demand from our customers for our products in the fiscal quarters ending September and December. However, this revenue pattern may be less prevalent due to our focus to obtain additional orders to increase product demand during the March and June fiscal quarters.

Working Capital

Our operations will be impacted by the seasonality because we expect to record the majority of annual sales in the quarters ending September and December. This seasonality causes us to maintain higher inventory levels during the quarters ending June and September, which in turn increases the working capital needed during these periods. We also anticipate that cash flow from operations and the financing presently in place will not provide sufficient liquidity to meet our operating and cash requirements in the year ahead.

Government Regulation

Many of our products are subject to various Federal regulations, some of which empower the Consumer Product Safety Commission (the "CPSC") to regulate potentially hazardous products. The CPSC has the authority to exclude from the market certain articles that are found to be hazardous and can require a manufacturer to refund the purchase price of products that present a substantial product hazard. CPSC determinations are subject to court review. Similar laws exist in some states and cities in the United States. During the period ended March 31, 2009, none of our products were sanctioned by the CPSC as hazardous.

Product Liability and Insurance

We are periodically subject to product liability claims resulting from personal injuries. We may become involved in various lawsuits incidental to our business.

Currently, we do not have any product liability insurance, but we intend to arrange product liability insurance in the second half of 2009. In recent years, product liability insurance has become much more expensive, restrictive and difficult to obtain. Accordingly, there can be no assurance that our general product liability insurance, when arranged, will be sufficient to cover any successful product liability claims made against us in the future. However, any claims substantially in excess of our intended insurance coverage, or any substantial claim not covered by insurance, could have a material adverse effect on our financial condition and results of operations.

Research and Development

The Company works in conjunction with product development companies in China. The Company does not undertake any research and development at the moment.

Properties

The Company leases an office at Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. The lease is by monthly basis with automatic renewal at the end of each month. The office space is approximately 300 square feet. In April 2009, the Group also entered into an agreement to lease out service office of about 200 square feet for its branded electronics business in Hong Kong at Suite 1403 Wan Chai Commercial Building, 194 Johnston Road, Wanchai, Hong Kong.

Employees

As of April 30, 2009, we had 5 employees employed by the Group. The Company will hire consultants and staff as required by operations.

RISK FACTORS

You should carefully consider these risk factors in addition to those set forth in our financial statements or the notes thereto. Additional risks about which we do not yet know or that we currently believe to be immaterial also may adversely affect our business operations. If any of the following occur, our business, financial condition or operating results may be adversely affected. In that case, the price of our common stock may decline.

Risk Factors Relating to Our Company

We may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We were established on June 15, 2007 and have a limited operating history. We are in the initial stage and are subject to all of the risks inherent in the establishment of a new business enterprise. We have had modest revenue since inception. The Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will sustain profitability, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements for the year ended September 30, 2008, we had a net loss of approximately $8,953 for the period from June 15, 2007 (inception) to September 30, 2008. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period June 15, 2007 (inception) to September 30, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We are heavily dependent on contracted third parties and on our directors and officer. The loss of our directors and officer, or the inability to contract qualified third parties, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of our directors and officers, whose knowledge and leadership would be difficult to replace. Our success is also heavily dependent on our ability to retain and attract experienced consultants. Once clients are secured or we have secured additional business, we intend to hire qualified consultants to work for us on specific projects on an "as needed " basis. We do not currently have any consulting agreements in place with consultants under which we can ensure that we will have sufficient expertise to perform services for our clients. We do not maintain any key person insurance on the directors and officer. If we were to lose their services, our ability to execute our business plan would be harmed, and we may be forced to cease operations until such time as we could hire suitable replacements.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our directors. Thus, there is a potential conflict of interest in that our directors and/or officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions

Risks Relating To Our Common Shares

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 11,020,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

*	that a broker or dealer approve a person's account for transactions in penny stocks; and

*	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

*	obtain financial information and investment experience objective of the person; and
*

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock; and

*	the broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form; and
*	sets forth the basis on which the broker or dealer made the suitability determination; and
*	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Business Related Risks

We may not be able to compete with current and potential business consulting companies, some of whom have greater resources and experience than we do.

The business consulting market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with our existing competitors or with any new competitors. We compete with many consulting companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to develop clients for our services.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services. In case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients as we will attempt to establish a reputation for high-caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

Our future engagements with clients may not be profitable. If we are unable to generate positive cash flow from our engagements, we will be unable to satisfy our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

When making proposals for engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment as to the amount of time that will be required to complete an engagement. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin. In addition, as consultants, a client will typically retain us on an engagement-by-engagement basis, rather than under long-term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

We may be more adversely affected by a weak economy than companies in other industries because engaging consultants is a highly discretionary decision by clients. If we do not obtain engagements because of an adverse economy, we may be unable to generate sufficient cash flow to meet our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

Engaging consultants is a highly discretionary decision by clients. As such, we are impacted more quickly by economic conditions and perceptions of economic trends than many other types of businesses. If the economy is weak, companies may be unwilling or unable to undertake significant amounts of consulting work. If corporate demand for our services is weak, we may be unable to obtain profitable engagements.

If we are unable to resist price increases from our suppliers or pass through such increases to our customers, our profit margins will shrink or be eliminated entirely.

All of our products are and will be purchased from suppliers with factories located in the People's Republic of China ("China"). The weakness of the United States dollar in relationship to the Chinese currency has increased substantially the cost of the products we will purchase from such suppliers. These suppliers also have experienced sharply rising costs attributable to, among other things, substantially increased raw material costs, general economic conditions and changes in certain labor, public health and tax regulations in China. As a consequence, many of the suppliers have indicated substantial price increases for the products we will and intend to purchase from them. We are monitoring and will try to resist such increases and, at the same time, discuss higher product sale prices to our customers. We expect our customers will strongly resisted accepting new increased pricing given the recent decline in economic conditions globally and the fear that higher prices will adversely affect the future sales orders from customers. The pricing situation with our suppliers and customers is unclear and there can be no assurance that we will be able to work out an acceptable solution. In addition, if we are unable to negotiate lower costs with our suppliers, higher prices from our customers or some combination of the two, our planned sales will likely decline, our profit margins will shrink and our operating results may be materially and adversely affected.

The loss or significant reduction in business of any of our key customers could materially and adversely affect our revenues and earnings.

We are highly dependent upon sales of our products to our affiliates in United States and in Europe, and our own sales channels in Asia and Africa. All customer purchases are made through purchase orders and we do not have any long-term contracts with customers. The complete loss of or significant reduction in business from, or a material adverse change in the financial condition of our customers will cause a material and adverse change in our revenues and operating results.

We depend on a limited number of suppliers for our products. The inability to secure our products could reduce our revenues and adversely affect our relationship with our customers.

We rely on a limited number of suppliers for our goods, and most of which are located in southern China. This reliance involves a number of significant potential risks, including:

*	lack of availability of materials and interruptions in delivery of components and raw materials to our suppliers/manufacturers;
*	manufacturing delays caused by such lack of availability of components or interruptions in delivery;
*	fluctuations in the quality and the price of components and raw materials, in particular due to the petroleum price impact on such materials; and
*	risks related to operations in China.

We do not have any long-term or exclusive purchase commitments with any of our suppliers. We rely on a few suppliers of our products. Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain our products in a timely manner. If we are unable to obtain ample supply of product from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers' orders, which could materially and adversely affect our revenues and our relationship with our customers.

If our contract manufacturers are unable to deliver our products in the required amounts and in a timely fashion, we could experience delays or reductions in shipments to our customers which could materially and adversely affect our revenues and our relationship with our customers. Unanticipated disruptions in our operations, slowdowns or shutdowns by our suppliers, manufacturers and shipping companies could adversely affect our ability to deliver our products and service our customers which could materially and adversely affect our revenues and our relationship with our customers.

All of our products are manufactured in accordance with our specifications by factories principally located in southern China. If we are unable to obtain our products from these factories in the required quantities and quality and in a timely fashion, we could experience delays or reductions in product shipments to our customers which could negatively affect our ability to meet the requirements of our customers, as well as our relationships with our customers, which in turn could materially and adversely affect our revenues and operating results.

Our ability to provide high quality customer service, process and fulfill orders and manage inventory depends on the efficient and uninterrupted distribution operation and the timely and uninterrupted performance of third party manufacturers and suppliers, shipping companies and dock workers. Any material disruption, slowdown or shutdown of the operation of the distribution centers, manufacturing facilities or management information systems, or comparable disruptions, slowdowns or shutdowns suffered by our principal manufacturers, suppliers and shippers could cause delays in our ability to receive, process and fulfill customer orders and may cause orders to be canceled, lost or delivered late, goods to be returned or receipt of goods to be refused. As a result, our revenues and operating results could be materially and adversely affected.

All of our suppliers are located in southern China. Inadequate development and maintenance of infrastructure in China, including inadequate power and water supplies, transportation and raw materials availability, and the deterioration in the general political, economic and social environments in China may make it difficult, more expensive and possibly prohibitive for these suppliers to continue to operate in China. We cannot assure you that our existing or future supplier will not close. We cannot assure you that we will be able to find suitable replacements for such suppliers, if they close. In addition, we will implement procedures to certify all of our existing and future suppliers and manufacturers of our products, however there can be no assurance that our recertification procedures are adequate or that any of our recertified suppliers and manufacturers will not close their facilities. If we cannot find suitable replacements for any manufacturers that have or may in the future close their facilities, our revenues and operating results could be materially and adversely affected.

The failure to maintain our relationships with our licensees, licensors and distributors or the failure to obtain new licensees, licensors or distribution relationships could materially and adversely affect our revenues and earnings.

We entered into an agreement that allow us to use the COMMODORE trademark for the manufacture and sale of specific consumer electronics and other products. In addition, we maintain agreements for the distribution of products bearing the COMMODORE brand, into defined geographic areas. We intend to entered into distribution agreements for certain of our products in select territories or countries, most have terms of two years or less. We cannot assure that such agreements will be renewed or that our relationships with our licensees or distributors will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our licensees and distributors on terms satisfactory to us, the failure to obtain new licensees or distribution relationships or the failure by our licensees to protect the integrity and reputation of the COMMODORE trademark could materially and adversely affect our licensing revenues and our earnings.

We license the COMMODORE trademark under a license agreement pursuant to which we source and supply a line of products fitting the COMMODORE image and spirit, and market, sell and distribute branded COMMODORE products in Asia and Africa. This Commodore agreement expires in January 2014 with a renewal for a further 5 years. We may not be able to maintain or extend such relationships which could adversely affect our revenues and earnings.

Our business could be materially and adversely affected if the Licensor cannot protect its intellectual property rights or if we infringe on the intellectual property rights of others.

Our ability to compete effectively depends on our ability to maintain and protect the proprietary rights. We license the COMMODORE trademark, which is materially important to our business. This trademark is registered throughout the world by the licensor. The protections afforded by the laws of the countries in the territories we licensed the trademark may not be adequate to protect the intellectual property rights.

Third parties may seek to challenge, invalidate, circumvent or render unenforceable any trademarks, patents or proprietary rights licensed to us. In addition, in the event third party licensees fail to protect the integrity of the trademarks, the value of these marks could be materially and adversely affected. Our inability to protect our proprietary rights could materially and adversely affect the license of our trade names, trademarks and patents to third parties as well as our ability to sell our products. Litigation may be necessary to enforce the intellectual property rights, protect our trade secrets; and determine the scope and validity of such intellectual property rights. Any such litigation, whether or not successful, could result in substantial costs and diversion of resources and management's attention from the operation of our business.

We may receive notices of claims of infringement of other parties' proprietary rights. Such actions could result in litigation and we could incur significant costs and diversion of resources in defending such claims. The party making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief. Such relief could effectively block our ability to make, use, sell, distribute or market the products and services in such jurisdiction. We may also be required to seek licenses to such intellectual property. We cannot predict, however, whether such licenses would be available or, if available, that such licenses could be obtained on terms that are commercially reasonable and acceptable to us. The failure to obtain the necessary licenses or other rights could delay or preclude the sale, manufacture or distribution of our products and could result in increased costs to us.

Our revenues and earnings could be materially and adversely affected if we cannot anticipate market trends or enhance existing products or achieve market acceptance of new products.

Our success is dependent on our ability to anticipate and respond to changing consumer demands and trends in a timely manner, as well as expanding into new markets and developing new products. In addition, to increase our penetration of current markets and gain footholds in new markets in Asia and Africa for our products, we must maintain our existing products and integrate them with new products. We may not be successful in developing, marketing and releasing new products that respond to technological developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. These new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our sales volume may decline and earnings could be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forgo purchases of our products, which could also materially and adversely affect our revenues and earnings.

Foreign regulations and changes in the political, public health and economic conditions in the foreign countries in which we operate our business could materially and adversely affect our revenues and earnings.

We derive a significant portion of our revenue from sales of products manufactured by third parties located primarily in southern China. In addition, third parties located in China and other countries located in the same region produce and supply many of the components and raw materials used in our products. Conducting an international business inherently involves a number of difficulties and risks that could materially and adversely affect our ability to generate revenues and could subject us to increased costs. Among the factors that may adversely affect our revenues and increase our costs are:

*	Chinese labor laws;

*	more stringent export restrictions in the countries in which we operate which could adversely affect our ability to deliver our products to our customers;

*

political instability and economic downturns in these countries which could adversely affect our ability to obtain our products from our manufacturers or deliver our products to our customers in a timely fashion;

*	labor shortages in manufacturing facilities located in China, including the short-term labor shortage in manufacturing facilities caused by migrant workers seeking employment opportunities elsewhere;

*	the rise of inflation and substantial economic growth in China;

*	currency fluctuations which could cause an increase in the price of the components and raw materials used in our products and a decrease in our profits;

*	tariffs and other trade barriers which could make it more expensive for us to obtain and deliver our products to our customers;

*	the elimination or reduction of value-added tax refunds to Chinese factories that manufacture products for export;

*	seasonal reductions in business activity in these countries during the summer months which could adversely affect our sales; and

*	new restrictions on the sale of electronic products containing certain hazardous substances.

Any of factors described above may materially and adversely affect our revenues and/or increase our operating expenses.

We are subject to intense competition in the industry in which we operate, which could cause material reductions in the selling price of our products or losses of our market share.

The consumer electronics industry is highly competitive, especially with respect to pricing and the introduction of new products and features. Our products compete in the medium-priced sector of the consumer electronics market and compete primarily on the basis of reliability, brand recognition, quality, price, design, consumer acceptance of the COMMODORE trademark and quality service and support to retailers and our customers. In recent years, many of our competitors, have regularly lowered prices, and we expect these pricing pressures to continue. If these pricing pressures are not mitigated by increases in volume, cost reductions from our suppliers or changes in product mix, our revenues and profits could be substantially adversely affected. In comparing to our Group, many of our competitors have significantly greater managerial, financial, marketing, technical and other competitive resources and greater brand recognition. As a result, our competitors may be able to (i) adapt more quickly to new or emerging technologies and changes in customer requirements; (ii) devote greater resources to the promotion and sale of their products and services; and (iii) respond more effectively to pricing pressures.

In addition, competition could increase if new companies enter the market, existing competitors expand their product mix or we expand into new markets. An increase in competition could result in material price reductions or loss of our market share.

The seasonality of our business, changes in consumer spending and economic conditions may cause our quarterly operating results to fluctuate and cause our stock price to decline.

Our net revenue and operating results may vary significantly from quarter to quarter, which may adversely affect our results of operations and the market price for our common stock. Factors that may cause these fluctuations include:

*	seasonal variations in operating results;

*	variations in manufacturing and supplier relationships;

*	the discretionary nature of consumers' demands and spending patterns;

*	variations in the sales of our products to our significant customers;

*	new product developments or introductions;

*

if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient time to deliver our products to our customers in a timely fashion or we may have excess inventory that we are unable to sell;

*	changes in market and economic conditions;

*	product reviews and other media coverage;

*	competition, including competitive price pressures; and

*	political instability, war, acts of terrorism or other disasters.

If our sales during the holiday season fall below our expectations, our operating results also could fall below expectations.

Sales of our products are expected to be seasonal due to consumer spending patterns, which tend to result in significantly stronger sales in our September and December fiscal quarters, especially as a result of the holiday season. This pattern probably will not change significantly in the future. If the economy faltered in these periods, if our customers altered the timing or frequency of their promotional activities or if the effectiveness of these promotional activities declined, particularly around the holiday season, annual operating results could be materially adversely affected. Due to the seasonality of our business, our results for interim periods are not necessarily indicative of our results for the year.

If our third party sales representatives fail to adequately promote, market and sell our products, our revenues could significantly decrease.

A significant portion of our product sales are made and expect it to be made through our affiliates. Our level of sales depends on the effectiveness of these organizations, as well as the effectiveness of our own employees. Some of these third party representatives may sell (and do sell), with our permission, competitive products of third parties as well as our products. If any of our third party sales representative organizations engaged by us fails to adequately promote, market and sell our products, our revenues could be significantly decreased until a replacement organization or distributor could be retained by us. Finding replacement organizations and distributors could be a time consuming process during which our revenues could be negatively impacted.

We could be exposed to product liability or other claims for which our product liability or other insurance may be inadequate.

A failure of any of the products marketed by us may subject us to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of our products. Although we currently do not maintain a product liability insurance, we cannot assure that:

*	a product liability insurance will provide adequate coverage against potential liabilities;

*	adequate product liability insurance will continue to be available in the future; or

*	such insurance can be maintained on acceptable terms.

Currently, we do not have any product liability insurance, and even if we arrange for the general product liability insurance, there can be no assurance that the general product liability insurance, once arranged, will be sufficient to cover any successful product liability claims made against us in the future. We cannot be assured that such policies, once arranged, will provide adequate coverage against potential liabilities. To the extent product liability or other litigation losses are beyond the limits or scope of our insurance coverage, our expenses could materially increase.

We may seek to make acquisitions that prove unsuccessful or strain or divert our management's attention and our capital resources.

We may seek to grow our business through the acquisition of related businesses. Such acquisitions present risks that could materially adversely affect our earnings, including:

*	the diversion of our management's attention from our everyday business activities;

*	the assimilation of the operations and personnel of the acquired business;

*	the incurring of additional expenses related to such acquisitions, whether or not such acquisitions are consummated;

*	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

*	the need to expand management, administration and operational systems.

If we make such acquisitions, we cannot predict whether:

*	we will be able to successfully integrate the operations of any new businesses into our business;

*	we will realize any anticipated benefits of completed acquisitions; or

*	if there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

*	potentially dilutive issuances of our equity securities;

*	the incurrence of additional debt; and

*	the recognition of significant charges for impairment and amortization expense related to goodwill and other intangible assets.

We continuously evaluate potential acquisitions of related businesses. However, competition for such potential acquisitions is intense and we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

Any substantial indebtedness we incur from time to time may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

From time to time we may incur substantial debt in connection with our operations. As a result, we may be subject to the risks associated with indebtedness, including:

*	because we would need to dedicate a portion of our cash flows from operations to pay debt service costs, we would have less funds available for operations and other purposes;

*	it may be more difficult and expensive to obtain additional funds through financings, if such funds are available at all;
*

we would be more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

*

if we were to default under any of our existing credit facilities or if our creditors were to demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

Market Related Risks

The market price of our common stock may experienced significant price and volume fluctuations from time to time.

The market price for our common stock and for securities of similar companies may from time to time experienced significant price and volume fluctuations. Factors which may affect our market price include:

*	market conditions in the industries in which we operate;

*	competition;

*	sales or the possibility of sales of our common stock;

*	our results of operations and financial condition; and

*	general economic conditions.

Furthermore, the stock market has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These market fluctuations may also adversely affect the market price of our common stock.

Risks related to doing business in China

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with certain of our affiliated Chinese entities. We are considered foreign persons or foreign invested enterprises under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of consulting companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current and future operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Governmental control of currency conversion may affect the restriction of movement of capital.

The PRC government imposes controls on the conversion of RMB to foreign currencies and, in certain cases, the remittance of currencies out of China. As our business expands, we expect to derive an increasing percentage of our sales in RMB. In the future when we set up our sales channels in China either through a subsidiary company or through local distributors or partners, we expect our income will be primarily derived from dividend payments from our PRC subsidiaries or sales proceeds from the distributors or partners in China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required when RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our demands, we may not be able to pay dividends in foreign currencies to our stockholders, including holders of our common stock.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 20% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and significant appreciation of the RMB against the U.S. dollar. As our electronics business continues to grow, a greater portion of our revenues and costs will be denominated in RMB, while a significant portion of our financial assets may be denominated in U.S. dollars. We expect to rely significantly on sales, dividends and other fees paid to us by our subsidiaries, affiliated entities, and resellers in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS, Avian Flu, Swine Flu or another epidemic or outbreak. China reported a number of cases of SARS in April 2004 and Hong Kong reported a number of cases of Swine Flu in 2009. Any prolonged recurrence of SARS or Swine Flu or other adverse public health developments in China or Hong Kong may have a material adverse effect on our business operations. For instance, health or other governmental regulations adopted in response may require temporary closure of our business operations, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or Swine Flu or any other epidemic.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

FOR THE THREE MONTHS AND SIX MONTHS PERIOD ENDED MARCH 31, 2009 AND FOR THE PERIOD FROM JUNE 15, 2007 (INCEPTION) TO MARCH 31, 2009.

REVENUES

The Company has realized revenue of $22,483 for the three months period ended March 31, 2009. The Company incurred a cost of revenue of $22,552, achieving a gross loss of $69 for the three months period ended March 31, 2009. We hope to generate additional revenue when we receive more sales orders.

The Company has realized revenue of $29,983 for the six months period ended March 31, 2009. The Company incurred a cost of revenue of $25,552, achieving a gross profit of $4,431 for the six months period ended March 31, 2009.

For the period from June 15, 2007 (date of inception) to March 31, 2009, the Company realized revenue of $69,243, incurred a cost of revenue of $37,552 and achieved a gross profit of $31,691.

OPERATING EXPENSES

For the three months period ended March 31, 2009, our gross loss was $69 and our total operating expenses were $21,103, all of which were selling, general and administrative expenses, $85 in interest expenses and loss attributable to minority interest of $9,406. Our net loss to our shareholders for the three months period ended March 31, 2009 was $11,851.

For the six months period ended March 31, 2009, our gross profit was $4,431and our total operating expenses were $29,410, all of which were selling, general and administrative expenses, $86 in interest expenses and loss attributable to minority interest of $9,406. Our net loss to our shareholders for the six months period ended March 31, 2009 was $15,659.

For the period from June 15, 2007 (date of inception) to March 31, 2009, the accumulated gross profit was $31,691, the total operating expenses was $65,222 which was all selling, general and administrative expenses, $487 in interest expenses and loss attributable to minority interest of $9,406 and resulting in an accumulated net loss to our shareholders of $24,612.

Liquidity and Capital Resources

We do not have sufficient resources to effectuate our business. As of March 31, 2009, we had 5,692 in cash. We expect to incur a minimum of $500,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses: $300,000 in product development, $10,000 in website development, $70,000 in marketing expenses, and $120,000 in general administrative expenses such as for salaries, corporate, legal and accounting fees, office overhead and general working capital.

On January 5, 2009 the Company entered into an agreement to manufacture, source, and sale of Commodore branded products as disclosed on the 8K filing. Under the agreement, the Company will be required to raise up to $7 million for the business operations of the joint venture in accordance with the sales orders and business plans.

We may have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the financial statements for the year ended September 30, 2008 regarding concerns about our ability to continue as a going concern. During the quarter ended March 31, 2009 the Company had revenues of $22,483 and incurred a net loss of $11,851; and an accumulated net loss of $24,612 for the period from June 15, 2007 (inception) to March 31, 2009. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in emerging markets and the competitive environment in which the Company operates. The Company is pursuing financing for its operations. In addition the Company is seeking to expand its revenue base by adding new clients to our customer base and entering into new profitable businesses. Failure to secure such financing, to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able to pay its obligations. These financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount sand classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers

Name and Business Address	Age	Position

Te Hwai HO Flat 1601, Jie Yang Building 271 Lockhart Road, Wanchai, Hong Kong	48	President, Treasurer, Secretary and Director

Sheung Fung LAU No. 193A, Sau Tau Kok Village, Tai Po, New Territories, Hong Kong	53	Director

Ben Van WIJHE Wittendiik, 13 7216 PL Kring Van Dorth, Netherlands	42	Director

Officer and Director Background

Mr. Te Hwai HO: Mr. HO is the founder of Asiarim Corporation and has acted as our President, Treasurer, Secretary and Director since our inception on June 15, 2007. He was appointed as Chief Financial Officer and Chief Executive Officer and Principal Accounting Officer on June 18, 2007. Mr. HO has been working as the Director and/or Chief financial Officer for several listed companies in Hong Kong for the past 5 years. During this time, he has been involved in all aspects of the operation including marketing, sales and financial of these Hong Kong listed companies. Mr. HO has a Bachelor of Commerce degree from University of British Columbia and is also a member of the Canadian Institute of Chartered Accountants and a member of the Hong Kong Institute of Certified Public Accountants.

Mr. Sheung Fung LAU: Mr. Lau was appointed as Director on January 6, 2009. Mr. Lau has been working in the electronics manufacturing industry in Asia for over 30 years. For the past 5 years, Mr. Lau has been the General Manager of Sales and Marketing of for Atlantic Storage Devices Limited since 2005 and before this appointment, he was the Executive Director of Sales and Marketing for PC motherboard and system manufacturer.

Mr. Ben Van WIJHE: Mr. Van Wijhe was appointed as Director on February 27, 2009. For over the past 4 year, Mr. Van Wijhe has been the President & Chief Executive Officer of Commodore International Corporation ("CIC"). CIC is a holding company that holds the right for Commodore and develops innovative hardware products and digital media services. CIC is a Pinksheet Company that is quoted on the OTC bulletin board. Mr. Van Wijhe has broad general management experience and proven ability to execute and deliver in digital media, telecom and technology sector.

No director or officer of the Company has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the Company's shareholders.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Albert Wong & Co., CPA.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a "financial expert " on the board or an audit committee or nominating committee.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of our board members for breaches by them of their fiduciary duties. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except:

*	any breach of their duty of loyalty to us or our stockholders;
*	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and
*	any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition and in accordance with Nevada law, our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether indemnification would be permitted under Nevada law. We currently do not maintain liability insurance for our directors and officers.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership of common stock and other equity securities of our Company with the Securities and Exchange Commission. Officers, directors and more than ten percent stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of these reports furnished to us during 2008, all required Section 16(a) reports for our directors, officers and beneficial owners of ten percent of our outstanding stock were filed on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on June 15, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended Sept 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
-----------------------	-------------	--------	--------	--------	-------	---------------	-------------	------------	--------

Mr. Te Hwai HO *	2007	3,000	-	-	-	-	-	-	-
	2008	12,000	-	-	-	-	-	-	-
Mr. Sheung Fung LAU #	2008	N/A	-	-	-	-	-	-	-
Mr. Ben Van WIJHE #	2008	N/A	-	-	-	-	-	-	-

* Mr. Te Hwai HO is President, Chief Executive Officer and Director of Asiarim.

# Director of Asiarim, The 2008 salary is not applicable as the person was not appointed a director until after September 30, 2008.

Since our incorporation on June 15, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2009.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2009

OPTION AWARDS							STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Te Hwai HO	-	-	-	-	-	-	-	-	-
Sheung Fung LAU	-	-	-	-	-	-	-	-	-
Ben Van WIJHE	-	-	-	-	-	-	-	-	-

Compensation of Directors

The table below summarizes all compensation of our directors as of March 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
----------	-----------	----------	-------	---------------	--------------	--------------	--------
Te Hwai HO	-	-	-	-	-	-	-
Sheung Fung LAU	-	-	-	-	-	-	-
Ben Van WIJHE	-	-	-	-	-	-	-

Stock Option Plans

We did not have a stock option plan in place as of April 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding shares of our common stock beneficially owned as of April 30, 2009 by: (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Mr. Te Hwai HO Hong Kong, China	Common	4,500,000	40.8%

Mr. Sheung Fung LAU Hong Kong, China	Common	Nil	N/A

Mr. Ben Van WIJHE Netherlands	Common	Nil	N/A

Directors and Officers as a Group (3 person)	Common	4,500,000	40.8%

Mr. Sau Shan KU Hong Kong, China	Common	2,910,000	26.4%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-K except for the agreement entered into in January 2009 between the Company and CIC Europe Holding B.V. ("CIC") where CIC will be able to exchange 50% of its shares in the joint venture company, Commodore Asia Holdings Limited, for 50% interests in the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On June 20, 2007, we issued 4,500,000 shares of our common stock to Mr. HO Te Hwai, our President, Treasurer, Secretary and Director, in consideration for the payment of $4,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

A registrant that qualifies as a smaller reporting company is not required to provide the performance graph required in paragraph (e) of Item 201.

We have one class of securities, Common Voting Equity Shares ("Common Stock"). Our Common Stock is on the Over The Counter Bulletin Board under the symbol "ARMC.OB. " At present, the Company ' s shares have not yet been traded on the OTCBB, therefore no quotation on the share price is available.

ISSUER ' S REPURCHASE OF EQUITY SECURITIES

None.

HOLDERS

On April 30, 2009, the Company had approximately 53 holders of record of our common stock.

DIVIDENDS

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

STOCK OPTIONS

Currently, the Company has no stock option plan in effect.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 11,020,000 shares of common stock issued and outstanding held by 53 shareholders of record. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

The Company has no preferred shares outstanding.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Transfer Agent

The transfer agent and registrar for our Common Stock is Nevada Agency and Transfer Company, located at 50 West Liberty Street, Suite 880, Reno NV 89501.

OTC Bulletin Board

Our Common Stocks are quoted on the Over-the-Counter Bulletin Board under the symbol "ARMC".

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Item 9.01	Financial Statements and Exhibits.

(a)

The audited financial statements of Asiarim Corporation for the year ended September 30, 2008 (1); and

The unaudited financial statements of Asiarim Corporation for the quarter ended March 31, 2009 (2), incorporation by reference herein.

(b)	Not applicable
(c)	Exhibits

Ex. #	Description of Exhibit

3.1	Articles of Incorporation (3)
3.2	Bylaw (3)

(1)	Incorporated by reference from Registrant's Form 10-K filed on January 2, 2009.
(2)	Incorporated by reference from Registrant's Form 10-Q filed on May 19, 2009.
(3)	Incorporated by reference from Registrant's Form SB-2 filed on November 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	ASIARIM CORPORATION

By: /s/ Te Hwai Ho
---------------------------------
Name: Te Hwai Ho
Title: President